Exhibit 99.1

BioTime Announces Addition of New Stem Cell Lines to Its Product Portfolio

ALAMEDA, Calif.--(BUSINESS WIRE)--July 21, 2010--BioTime, Inc. (AMEX:BTIM) announced today that on August 1, 2010 the Company will be offering for sale 21 new stem cell products for research use only. These products will include the novel stem cell lines: E120 expressing the gene LGR5 useful in colon cancer drug discovery, EN16, T43, RAD20.5, RA-SKEL8, SM22, and Z1, full properties of which will be disclosed on product launch, along with differentiation kits and media for the culture of each line. BioTime CEO Dr. Michael West will discuss these new products as part of his presentation today on “Regenerative Medicine: Finding Opportunity in a Scientific Revolution” at the Agora Financial Investment Symposium 2010, July 20-23, at the Fairmont Hotel Vancouver. Additional information about the products may be found online at www.embryome.com/products.htm beginning August 1, 2010.

Dr. West’s presentation will address the state of the regenerative medicine industry in addition to the update on BioTime’s 2010 product portfolio aimed at the near-term research market. Dr. West's presentation will be available online at www.biotimeinc.com.

The annual symposium this year by Agora Financial, LLC, will focus on the impact of the current economic and political climate on investment strategies. Agora Financial is an independent provider of economic forecasting and financial research.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. BioTime’s subsidiary OncoCyte Corporation focuses on the therapeutic applications of stem cell technology in cancer. Another subsidiary, OrthoCyte Corporation, is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. BioTime plans to develop therapeutic products in China for the treatment of ophthalmologic, skin, musculo-skeletal system, and hematologic diseases, including the targeting of genetically modified stem cells to tumors as a novel means of treating currently incurable forms of cancer, through its subsidiary BioTime Asia, Limited. BioTime’s Singapore subsidiary, ES Cell International Pte Ltd, has been at the forefront of advances in human embryonic stem (“hES”) cell technology, being one of the earliest distributors of hES cell lines to the research community. ESI has produced clinical-grade human embryonic stem cell lines that were derived following principles of good manufacturing practice and currently offers them for potential use in therapeutic product development. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime’s lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, Embryome Sciences, OncoCyte, OrthoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com